UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Executive Change in Control Severance Agreement

Effective as of May 30, 2006, Frontier Oil Corporation (the “Company”) entered into an Executive Change in Control Severance Agreement (the “CIC Agreement”) with W. Paul Eisman, Executive Vice President-Refining & Marketing.

The CIC Agreement has a three-year term and automatically terminates six months after the date of a change in control, although Mr. Eisman has the right to extend such term for a period of three years after a change in control. In the event of a change in control, the CIC Agreement requires that the Company, or a successor, employ Mr. Eisman as an officer of the Company and provide compensation to him consisting of an annual base salary no less than the rate in effect immediately prior to the change in control plus customary increases, a minimum target bonus of 60% of his base salary, the right to participate in the Company’s compensation plans on terms no less favorable than existed prior to the change in control and entitlement to the employee benefits offered by the Company at least equal to those provided immediately prior to the change in control.

A “change in control” is deemed to occur under the CIC Agreement (a) upon any person or group becoming the beneficial owner of 25% or more of the voting power of the Company’s then outstanding voting securities, (b) when there is a change in the composition of the board of directors of the Company that results in less than a majority of the non-employee incumbent directors remaining in office, (c) upon the disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, unless the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction beneficially own more than 60% of the then outstanding voting securities or (d) the adoption of a plan of liquidation or dissolution.

Mr. Eisman will be entitled to a severance payment in the event that his employment is terminated after a change in control, (a) by the Company for any reason other than for “cause” or “disability” (each as defined in the CIC Agreement), (b) by Mr. Eisman because of non-reelection to, or removal from, his position, a significant change in the nature or scope of his duties and powers or a reduction in compensation or benefits, a good faith determination that a change in control has significantly changed his ability to carry out his duties and powers, an unremedied breach of the CIC Agreement by the Company or the failure of a successor to the Company to assume the duties and obligations under the CIC Agreement or (c) by Mr. Eisman during the 180-day period following a change in control for any reason other than death or disability that entitles him to long-term disability benefits under a Company plan. Upon Mr. Eisman’s termination, he will be entitled to receive a severance amount equal to three times the sum of his base salary, annual target bonus amount and 30% of his annual base salary, minus such amounts paid to him during the time between the change in control and the date of his termination. In addition, all of his equity-based compensation awards will vest in full.

The description of the CIC Agreement contained herein does not purport to be a complete statement of the parties’ rights and obligations thereunder. The statements herein are qualified in their entirety by reference to the CIC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Executive Severance Agreements

Effective as of May 30, 2006, the Company also entered into Executive Severance Agreements (the “Severance Agreements”) with the officers listed in the table below. Each Severance Agreement provides certain benefits to a covered executive in the event of that executive’s termination of employment with the Company. Each Severance Agreement has a one-year term, which automatically extends for additional one-year periods unless the Company notifies the executive that the Severance Agreement will not be renewed.

In the event the executive’s employment is terminated by the Company for reasons other than “cause” (as defined in the Severance Agreements) or permanent and total disability, each Severance Agreement provides that the executive will receive the following benefits: (a) continuation of base salary for a period of 18 months (for Executive Vice President and above) or 12 months (for Vice President), (b) payment of a prorated bonus for the period of employment at his or her target level during the year of termination, (c) payment of COBRA premiums for up to 18 months, (d) up to $15,000 of outplacement assistance, (e) full vesting of all unvested equity awards held by the executive on the termination date, and (f) continued participation in the Company’s life insurance plan for up to 18 months at the same level as was in place for the executive immediately prior to termination.

Each Severance Agreement provides that the executive is deemed to have been terminated by the Company if: (a) he or she receives a material reduction in base salary, unless comparable reductions are made in the base salaries of all similar executives by the Company, (b) he or she receives a material reduction in the annual target percentage or bonus opportunity, unless comparable reductions are made in the bonus opportunities for all similar executives of the Company, or (c) he or she is requested to relocate his or her principal office location by more than 50 miles and is not offered relocation benefits and reimbursements by the Company for the cost of relocating.

Each executive agrees in his or her Severance Agreement that, both during and after leaving employment by the Company, he or she will not disclose confidential information of the Company and upon leaving employment, will return all Company property. In addition, each executive agrees that, for a one-year period following termination of employment, he or she will not solicit the employment of any employee of the Company.

The following table sets forth each officer who entered into a Severance Agreement with the Company.

Officer	Title
James R. Gibbs	Chairman, President and Chief Executive Officer
W. Paul Eisman	Executive Vice President - Refining & Marketing Operations
Michael C. Jennings	Executive Vice President and Chief Financial Officer
Doug S. Aron	Vice President - Corporate Finance
J. Currie Bechtol	Vice President - General Counsel, Secretary
Gerald B. Faudel	Vice President - Government Relations and Environmental Affairs
Jon D. Galvin	Vice President
Nancy J. Zupan	Vice President - Controller
Leo J. Hoonakker (1)	Vice President - Treasurer
Penny S. Newmark (1)	Vice President - Human Resources
Lloyd J. Nordhausen (1)	Vice President - Refinery Manager
Kent A. Olsen (1)	Vice President - Marketing
Joel W. Purdy (1)	Vice President - Crude Supply
Billy N. Rigby (1)	Vice President - Operations & Planning
James M. Stump (1)	Vice President - Refinery Manager
__________________________
(1) Denotes officer of a subsidiary entity

The description of the Severance Agreements contained herein does not purport to be a complete statement of the parties’ rights and obligations thereunder. The statements herein are qualified in their entirety by reference to the Severance Agreements, a form of which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Executive Change in Control Severance Agreement, effective as of May 30, 2006, by and between Frontier Oil Corporation and W. Paul Eisman.
10.2
Form of Executive Severance Agreement, effective as of May 30, 2006, by and between Frontier Oil Corporation and each of James R. Gibbs, W. Paul Eisman, Michael C. Jennings, Doug S. Aron, J. Currie Bechtol, Gerald B. Faudel, Jon D. Galvin, Nancy J. Zupan, Leo J. Hoonakker, Penny S. Newmark, Lloyd J. Nordhausen, Kent A. Olsen, Joel W. Purdy, Billy N. Rigby and James M. Stump.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006

FRONTIER OIL CORPORATION

By:	/s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President and Chief Financial Officer